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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 4, 2002

000-27707
(Commission File Number)

AETHER SYSTEMS, INC.
(Exact name of registrant)

Delaware (State of organization)	52-2186634 (I.R.S. Employer Identification Number)

11460 Cronridge Dr., Owings Mills, Maryland 21117
(Address of principal executive offices and zip code)

(410) 654-6400
(Registrant's telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

        As previously disclosed in Aether Systems, Inc.'s (the "Company") Form 10-K filed on April 1, 2002 and Form 10-Q filed on August 14, 2002, the Company entered into a series of agreements (the "Agreements") with America Online, Inc. ("AOL") in November of last year. On November 4, 2002, the Company, AOL and AOL Time Warner Inc. ("AOLTW" and, collectively with AOL, the "AOL Parties") entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement") pursuant to which the Company and the AOL Parties have agreed to terminate all of the Agreements with the exception of a Stock Purchase Agreement. The Stock Purchase Agreement (filed by the Company on April 1, 2002 as Exhibit 10.25 to Form 10-K) will remain in effect to govern the 737,790 shares of the Company's stock purchased by AOL on December 3, 2001 but was modified by the Settlement Agreement so as not to require future investment in the Company by AOL. In connection with the termination of the other Agreements, the Settlement Agreement also provides for the release to the Company of approximately $5.3 million that the Company had previously deposited in an escrow account under the terms of the Agreements. Upon receipt of the $5.3 million by the Company, the parties have agreed that no other amounts are due or owing to any party.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AETHER SYSTEMS, INC.

By:	/s/ David C. Reymann David C. Reymann Chief Financial Officer

Dated: November 6, 2002

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  Item 5. Other Events.
SIGNATURES